Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2021 SECOND QUARTER RESULTS

July 29, 2021 - FHLBank Topeka (FHLBank) is reporting net income of $33.0 million computed in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended June 30, 2021 compared to $20.2 million for the quarter ended June 30, 2020. FHLBank is reporting net income of $76.9 million for the six months ended June 30, 2021 compared to $32.1 million for the six months ended June 30, 2020. The $12.8 million increase for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020 was primarily attributed to an increase in net interest income of $10.5 million. The $44.8 million increase for the six months ended June 30, 2021 was primarily attributed to an increase in net interest income of $28.8 million and a net increase of $15.3 million related to fair value fluctuations on economic derivatives (i.e., derivatives not qualifying for hedge accounting) and trading securities.

Net interest income increased $10.5 million for the quarter, from $56.7 million for the quarter ended June 30, 2020 to $67.2 million for the quarter ended June 30, 2021. Net interest income increased $28.8 million for the current year-to-date period, from $111.8 million for the six months ended June 30, 2020 to $140.6 million for the six months ended June 30, 2021. The increase for both periods was a result of a significant decrease in FHLBank's cost of debt between periods. Net interest income for both the quarter and year-to-date periods was reduced by the decline in the average balance and average rate across most asset categories, most notably advances and mortgage loans, and the change in net interest settlements on fair value hedges. However, the reduction in interest income was more than offset by the significant decrease in FHLBank's cost of debt.

FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2021 with the Securities and Exchange Commission (SEC) on or about August 11, 2021.

Operating Highlights
•Net interest income/margin: Net interest income of $67.2 million for the quarter ended June 30, 2021 increased $10.5 million compared to the same period in 2020. The decrease in market interest rates and improvement in funding spreads has allowed FHLBank to replace maturing and called debt at a lower cost, resulting in a 16 basis point increase in net interest margin and a 18 basis point increase in net interest spread for the quarter ended June 30, 2021 compared to the prior year period.
•Total assets: Total assets decreased from $52.6 billion as of December 31, 2020 to $46.3 billion as of June 30, 2021, driven largely by the decrease in the short-term liquidity portfolio between those periods.
•Advances: Advances remained relatively flat from December 31, 2020 to June 30, 2021, decreasing slightly to $21.0 billion. The average balance of advances declined $2.1 billion, or 8.7 percent, for the three months ended June 30, 2021 when compared to the prior year period. Advance demand dropped significantly in the second quarter of 2020 as deposit inflows generally outpaced loan demand at depository members due to pandemic-related economic stimulus. Additionally, some members began utilizing the Federal Reserve Bank's liquidity facility instead of advances because of its neutral effect on regulatory capital. Advance demand has stabilized since this initial decline and has held steady at approximately $21 billion since the second quarter of 2020.
•Mortgage loans: Mortgage loans decreased by $0.9 billion from December 31, 2020 to June 30, 2021, representing 18.0 percent of total assets as of June 30, 2021, compared to 17.5 percent as of December 31, 2020. Despite the decrease in mortgage loans, the decline in our liquidity and advance portfolios resulted in our mortgage loan portfolio representing a larger portion of our total assets compared to December 31, 2020. The average balance of mortgage loans decreased $2.7 billion, or 24.1 percent, for the three months ended June 30, 2021 when compared to the prior year period as prepayments outpaced acquisitions.
•Performance ratios: Return on average equity (ROE) increased to 4.83 percent for the quarter ended June 30, 2021 compared to 3.20 percent for the prior year period due primarily to the increase in net income for the current quarter, especially relative to the adverse income impacts from the pandemic-related market volatility in the prior year period.
•Dividends: The Class A Common Stock dividend rate of 0.25 percent per annum and the Class B Common Stock dividend rate of 5.25 percent per annum combined for a weighted average dividend rate for the quarter ended June 30, 2021 of 4.06 percent per annum, compared to a weighted average dividend rate of 3.69 percent for the same period in 2020.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of June 30, 2021 and December 31, 2020 and results of operations for the three and six months ended June 30, 2021 and 2020.

Exhibit 99.1

Non-GAAP Measures
A reconciliation of GAAP net income to adjusted income for the three and six months ended June 30, 2021 and 2020 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2021	06/30/2020	06/30/2021	06/30/2020
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net income, as reported under GAAP for the period	$32,964	$20,242	$76,870	$32,074
Affordable Housing Program (AHP) assessments	3,663	2,250	8,543	3,568
Income before AHP assessments	36,627	22,492	85,413	35,642
Derivative (gains) losses[1]	(11,105)	1,182	(47,680)	126,745
Trading (gains) losses	13,411	(5,375)	40,158	(99,764)
Prepayment fees on terminated advances	(1,864)	(3,013)	(2,996)	(3,185)
Net (gains) losses on sale of available-for-sale securities	—	—		(1,523)
Total excluded items	442	(7,206)	(10,518)	22,273
Adjusted income (a non-GAAP measure)	$37,069	$15,286	$74,895	$57,915
_________
1    Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges.

A reconciliation of GAAP net interest income and GAAP net interest margin to adjusted net interest income and adjusted net interest margin for the three and six months ended June 30, 2021 and 2020 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2021	06/30/2020	06/30/2021	06/30/2020
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$67,230	$56,677	$140,599	$111,763
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	1,931	(1,227)	(4,230)	7,057
Net interest settlements on derivatives not qualifying for hedge accounting	(13,054)	(12,962)	(25,895)	(18,116)
Prepayment fees on terminated advances	(1,864)	(3,013)	(2,996)	(3,185)
Adjusted net interest income (a non-GAAP measure)	$54,243	$39,475	$107,478	$97,519

Net interest margin, as calculated under GAAP for the period	0.55%	0.39%	0.57%	0.38%
Adjusted net interest margin (a non-GAAP measure)	0.44%	0.27%	0.44%	0.33%

Adjusted ROE spread for the three and six months ended June 30, 2021 and 2020 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2021	06/30/2020	06/30/2021	06/30/2020
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,738,120	$2,547,842	$2,728,403	$2,636,722
ROE, based upon GAAP net income	4.83%	3.20%	5.68%	2.45%
Adjusted ROE, based upon adjusted income	5.43%	2.41%	5.54%	4.42%
Average overnight Federal funds effective rate	0.07%	0.06%	0.07%	0.64%
GAAP ROE as a spread to average overnight Federal funds effective rate	4.76%	3.14%	5.61%	1.81%
Adjusted ROE as a spread to average overnight Federal funds effective rate	5.36%	2.35%	5.47%	3.78%

Exhibit 99.1

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes or to reduce its exposure to LIBOR-indexed instruments. FHLBank reports the following non-GAAP financial measures in the previous tables that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest income, (3) adjusted net interest margin, and (4) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in economic and market conditions, including conditions in our district and the U.S. and global economy, as well as the mortgage, housing, and capital markets; the impact of the ongoing and evolving COVID-19 pandemic on our members, our business, the economy and financial markets; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; upcoming discontinuance of LIBOR and the related effect on FHLBank's LIBOR-based financial products, investments, and contracts; changes in FHLBank's capital structure; our ability to declare dividends or to pay dividends at rates consistent with past practices; and the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2021	12/31/2020
Financial Position
Investments[1]	$16,248,714	$17,251,975
Advances	20,995,508	21,226,823
Mortgage loans held for portfolio, net	8,328,063	9,205,207
Total assets	46,310,400	52,591,712
Deposits	1,088,865	1,229,361
Consolidated obligations, net	42,418,168	48,530,494
Total liabilities	43,663,829	49,923,945
Total capital stock	1,456,736	1,574,004
Retained earnings	1,096,291	1,051,455
Total capital	2,646,571	2,667,767

Regulatory capital[2]	2,554,570	2,627,083

	Three Months Ended		Six Months Ended
	06/30/2021	06/30/2020	06/30/2021	06/30/2020
Results of Operations
Interest income	$108,811	$171,551	$231,067	$472,232
Interest expense	41,581	114,874	90,468	360,469
Net interest income before loan loss provision (reversal)	67,230	56,677	140,599	111,763
Provision (reversal) for credit losses on mortgage loans	2,312	1,337	2,298	601
Net gains (losses) on trading securities	(13,411)	5,375	(40,158)	99,764
Net gains (losses) on derivatives and hedging activities	(15)	(15,355)	17,566	(137,607)
Other income	3,280	(272)	6,554	4,362
Other expenses	18,145	22,596	36,850	42,039
Income before assessments	36,627	22,492	85,413	35,642
AHP assessments	3,663	2,250	8,543	3,568
Net income	32,964	20,242	76,870	32,074

Weighted average dividend rate[3]	4.06%	3.69%	4.10%	4.85%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Six Months Ended
	06/30/2021		06/30/2020		06/30/2021		06/30/2020
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2]	$18,015,434	0.60%	$22,398,531	0.67%	$18,133,341	0.67%	$21,792,051	1.12%
Advances[3]	22,402,746	0.54	24,531,947	0.99	22,928,092	0.58	26,732,849	1.44
Mortgage loans[4,5]	8,469,116	2.44	11,165,315	2.65	8,685,488	2.44	11,005,911	2.90
Other interest-earning assets	40,365	2.41	42,525	2.83	40,176	2.50	48,410	2.72
Total earning assets	$48,927,661	0.89%	$58,138,318	1.19%	$49,787,097	0.94%	$59,579,221	1.59%

Interest-bearing liabilities:
Deposits	$1,057,511	0.04%	$832,539	0.04%	$1,084,722	0.04%	$745,389	0.44%
Consolidated obligations[6]	44,842,325	0.37	54,131,094	0.85	45,668,901	0.40	55,797,179	1.29
Other borrowings	55,703	1.86	43,759	2.69	49,786	2.12	51,970	2.48
Total interest-bearing liabilities	$45,955,539	0.36%	$55,007,392	0.84%	$46,803,409	0.39%	$56,594,538	1.28%

Net interest spread		0.53%		0.35%		0.55%		0.31%

Net interest margin[7]		0.55%		0.39%		0.57%		0.38%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    The fair value adjustments on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.
3    Advance income includes prepayment fees on terminated advances.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest margin is defined as net interest income as a percentage of average earning assets.